CERTIFICATE OF FORMATION

OF

Bank One Auto Securitization LLC

The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. § 18-101 et seq., and hereby states as follows:

ARTICLE I

The name of the limited liability company is Bank One Auto Securitization LLC (hereafter referred to as the “LLC”).

ARTICLE II

The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

ARTICLE III

The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 18th day of July 2003.

By:      /s/Jennifer Kang

Jennifer Kang

Authorized Person